Exhibit 99.1

For Immediate Release
February 27, 2019

PNM Resources Reports Fourth Quarter and Year-End Results
2019 Ongoing Earnings Guidance Narrowed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q4 2018	Q4 2017	YE 2018	YE 2017
GAAP net earnings (loss) attributable to PNM Resources	($55.1)	($54.3)	$85.6	$79.9
GAAP diluted EPS	($0.69)	($0.68)	$1.07	$1.00
Ongoing net earnings	$14.7	$19.4	$160.0	$155.3
Ongoing diluted EPS	$0.18	$0.24	$2.00	$1.94

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2018 fourth quarter and year-end results. In addition, management narrowed the 2019 consolidated ongoing earnings guidance to a range of $2.10 to $2.18 per diluted share to reflect colder New Mexico temperatures experienced throughout the first months of 2019.

“Fourth quarter earnings, while lower than the prior year, were strengthened by colder temperatures in New Mexico,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “These weather impacts, combined with the continued strength in load growth for both New Mexico and Texas, resulted in earnings just above our 2018 guidance range. As unprecedented demand for new service continues in our Texas service territory and the renewable energy potential in New Mexico comes to the forefront, we continue to revise our investment plans to reflect incremental growth opportunities.”

SEGMENT REPORTING OF 2018 FOURTH QUARTER AND YEAR-END EARNINGS
PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

PNM (In millions, except EPS)

	Q4 2018	Q4 2017	YE 2018	YE 2017
GAAP net earnings (loss) attributable to PNM Resources	($56.9)	($32.2)	$54.7	$71.9
GAAP diluted EPS	($0.71)	($0.40)	$0.68	$0.90
Ongoing net earnings	$7.7	$12.8	$122.7	$118.4
Ongoing diluted EPS	$0.10	$0.16	$1.54	$1.48

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PNM Resources Reports Q4 Earnings            2-27-19                    p. 2 of 4

•
GAAP earnings in the fourth quarter of 2018 includes $63.3 million of pre-tax losses primarily resulting from the impairment of the 132 MW and 65 MW interests in SJGS Unit 4 and for adjustments to the coal mine reclamation obligation for the mine that serves SJGS. GAAP earnings in the fourth quarter of 2017 includes $29.6 million net charges for the impacts of the reduction in the federal corporate income tax rate and a $27.0 million pre-tax regulatory disallowance primarily resulting from the general rate case final order granting a debt-only return on certain investments in the Four Corners Power Plant.

•
Throughout 2018, PNM GAAP and ongoing earnings reflect the retail generation portfolio changes approved in the BART settlement and lower tax expense as a result of the Tax Cuts and Jobs Act of 2017 (TCJA), both of which were incorporated into the revised retail rates phased-in beginning February 2018.

•
Earnings were also impacted in the fourth quarter of 2018 due to expected lower plant outage costs (certain planned outages were moved from the fourth quarter to the second quarter in 2018), increased customer usage due to colder temperatures and the refinancing of debt at lower interest rates. These increases were offset by a planned increased in operational and maintenance spending, lower gains from the decommissioning and reclamation trusts, and additional depreciation and property tax expenses related to new capital investments.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q4 2018	Q4 2017	YE 2018	YE 2017
GAAP net earnings attributable to PNM Resources	$10.7	$1.0	$51.6	$35.6
GAAP diluted EPS	$0.13	$0.01	$0.64	$0.44
Ongoing net earnings	$11.8	$8.9	$52.7	$43.4
Ongoing diluted EPS	$0.14	$0.11	$0.65	$0.54

•
GAAP earnings in the fourth quarter of 2017 reflect a $7.9 million net charge for the impacts of the reduction in the federal corporate income tax rate from the TCJA on net deferred income tax assets primarily related to items not in regulated rates.

•
During the fourth quarter of 2018, GAAP and ongoing earnings were increased by load growth, reduced operations and maintenance costs, transmission rate relief and AFUDC. These increases were partially offset by increased depreciation and property tax expenses resulting from incremental capital investments supporting growth in the service territory and reduced customer usage due to milder temperatures.

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PNM Resources Reports Q4 Earnings            2-27-19                    p. 3 of 4

Corporate and Other – a segment that reflects the PNM Resources holding company and other subsidiaries.

Corporate and Other (In millions, except EPS)

	Q4 2018	Q4 2017	YE 2018	YE 2017
GAAP net earnings (loss) attributable to PNM Resources	($8.9)	($23.2)	($20.6)	($27.6)
GAAP diluted EPS	($0.11)	($0.29)	($0.25)	($0.34)
Ongoing net earnings (loss)	($4.7)	($2.2)	($15.3)	($6.5)
Ongoing diluted EPS	($0.06)	($0.03)	($0.19)	($0.08)

•
GAAP earnings in the fourth quarter of 2017 reflect a $20.0 million net charge for the impacts of the reduction in the federal corporate income tax rate from the TCJA on net deferred income tax assets.

•
Additionally, Corporate and Other GAAP and ongoing losses were increased in the fourth quarter of 2018 due to higher interest rates and the issuance of $300.0 million of 3.25% senior unsecured notes in March 2018. Lower net interest income due to the May 2018 repayment of loan agreements associated with Westmoreland Coal Company also reduced earnings.

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.

FOURTH QUARTER CONFERENCE CALL: 11 A.M. EASTERN WEDNESDAY, FEB. 27
PNM Resources will discuss fourth quarter and year-end earnings results during a live conference call and webcast on Wednesday, Feb. 27th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10127561. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources fourth quarter conference call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q4 Earnings            2-27-19                    p. 4 of 4

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2018 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,661 megawatts of generation capacity and provides electricity to more than 781,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Pahl Shipley
(505) 241-2160                    (505) 259-8063

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR:	$(56,938)	$10,711	$(8,850)	$(55,077)
Adjusting items before income tax effects
Mark-to-market impact of economic hedges4a	83	—	—	83
Net change in unrealized gains and losses on investment securities4b	17,980	—	—	17,980
Regulatory disallowances and restructuring costs3, 4c	66,191	(741)	—	65,450
Pension expense related to previously disposed of gas distribution business4d	850	—	—	850
Loss related to previously disposed of activities4e	—	—	1,354	1,354
Cost to review strategic growth opportunities4d	—	—	1,034	1,034
Total adjustments before income tax effects	85,104	(741)	2,388	86,751
Income (taxes) on above adjustments[1]	(21,617)	156	(607)	(22,068)
Impairment of state tax credits	—	—	(123)	(123)
Change in federal tax rate and other income tax adjustments[2]	1,119	1,673	2,473	5,265
Total income tax impacts4f	(20,498)	1,829	1,743	(16,926)
Adjusting items, net of income taxes	64,606	1,088	4,131	69,825
Ongoing Earnings (Loss)	$7,668	$11,799	$(4,719)	$14,748

Year Ended December 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR:	$54,683	$51,591	$(20,632)	$85,642
Adjusting items before income tax effects
Mark-to-market impact of economic hedges4a	—	—	—	—
Net change in unrealized gains and losses on investment securities4b	19,910	—	—	19,910
Regulatory disallowances and restructuring costs3, 4c	66,339	(741)	—	65,598
Pension expense related to previously disposed of gas distribution business4d	3,401	—	—	3,401
Loss related to previously disposed of activities4e	—	—	1,293	1,293
Cost to review strategic growth opportunities4d	—	—	2,499	2,499
Total adjustments before income tax effects	89,650	(741)	3,792	92,701
Income (taxes) benefits on above adjustments[1]	(22,771)	156	(963)	(23,578)
Impairment of state tax credits	—	—	—	—
Change in federal tax rate and other income tax adjustments[2]	1,119	1,673	2,473	5,265
Total income tax impacts4f	(21,652)	1,829	1,510	(18,313)
Adjusting items, net of income taxes	67,998	1,088	5,302	74,388
Ongoing Earnings (Loss)	$122,681	$52,679	$(15,330)	$160,030

[1] 2018 income taxes effects calculated using tax rates of 21.00% for TNMP and 25.40% for other segments
[2] The Company completed its analysis and recorded related adjustments in the quarter ended December 31, 2018 to reflect the impacts of the reduction in the federal corporate income tax rate (as provided under Staff Accounting Bulletin No. 118)

[3] Regulatory disallowances and restructuring costs are primarily related to impairment of PNM's 132 MW and 65 MW interests in SJGS Unit 4, adjustments to PNM's coal mine reclamation obligation that will not be recovered in the event of an early retirement of SJGS, and recovery of certain costs in TNMP's 2018 Rate Case

[4] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] Reductions in "Electric Operating Revenues" and "Cost of energy" of $230 and $147 in the three months ended December 31, 2018 and $1,051 and $1,051 in the year ended December 31, 2018
[b] Losses included in "Gains (losses) on investment securities"
[c] Increases (decreases) in "Regulatory disallowances and restructuring costs"
[d] Increases in "Administrative and general"
[e] Increases in "Taxes other than income taxes" of $1,354 in the three months and year ended December 31, 2018 and (increases) in "Other income" of $61 in the year ended December 31, 2018
[f] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR:	$(32,154)	$1,024	$(23,152)	$(54,282)
Adjusting items before income tax effects
Mark-to-market impact of economic hedges4a	2,017	—	—	2,017
Net change in unrealized impairments of available-for-sale securities4b	(2,124)	—	—	(2,124)
Regulatory disallowances and restructuring costs3, 4c	27,036	—	—	27,036
Pension expense related to previously disposed of gas distribution business4d	961	—	—	961
Total adjustments before income tax effects	27,890	—	—	27,890
Income (taxes) on above adjustments[1]	(10,822)	—	—	(10,822)
Change in federal corporate income tax rate[2]	29,606	7,865	19,990	57,461
Other income tax impairments and valuation allowances	2,732	—	1,100	3,832
New Mexico corporate income tax rate change	(1,201)	—	(163)	(1,364)
Recovery of prior tax impairments in New Mexico general rate review	(3,297)	—	—	(3,297)
Total income tax impacts4e	17,018	7,865	20,927	45,810
Adjusting items, net of income taxes	44,908	7,865	20,927	73,700
Ongoing Earnings (Loss)	$12,754	$8,889	$(2,225)	$19,418

Year Ended December 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR:	$71,868	$35,559	$(27,553)	$79,874
Adjusting items before income tax effects
Mark-to-market impact of economic hedges4a	2,875	—	—	2,875
Net change in unrealized impairments of available-for-sale securities4b	(3,258)	—	—	(3,258)
Regulatory disallowances and restructuring costs3, 4c	27,036	—	—	27,036
Pension expense related to previously disposed of gas distribution business4d	3,846	—	—	3,846
Total adjustments before income tax effects	30,499	—	—	30,499
Income (taxes) on above adjustments[1]	(11,833)	—	—	(11,833)
Change in federal corporate income tax rate[2]	29,606	7,865	19,990	57,461
Other income tax impairments and valuation allowances	2,732	—	1,100	3,832
New Mexico corporate income tax rate change	(1,179)	—	(80)	(1,259)
Recovery of prior tax impairments in New Mexico general rate review	(3,297)	—	—	(3,297)
Total income tax impacts4e	16,029	7,865	21,010	44,904
Adjusting items, net of income taxes	46,528	7,865	21,010	75,403
Ongoing Earnings (Loss)	$118,396	$43,424	$(6,543)	$155,277

[1] 2017 income taxes calculated using a tax rate of 38.80%
[2] Federal tax reform, which was enacted in December 2017, reduced the federal corporate income tax rate from 35% to 21%; GAAP required that accumulated deferred income tax assets and liabilities be re-measured to reflect the new rate; the re-measurement reductions in net deferred income tax liabilities related to regulated activities were recorded as increases in regulatory liabilities; the re-measurement reductions in net deferred income tax assets related to non-regulated activities were recorded as increases in income tax expense and are reflected as adjustments above

[3] Regulatory disallowances and restructuring costs are primarily related to the January 2018 order in PNM's general rate review granting a debt-only return on $148.1 million of investments in the Four Corners Power Plant

[4] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] Reductions in "Electric Operating Revenues" and "Cost of energy" of $2,224 and $207 in the three months ended December 31, 2017 and increases in "Electric Operating Revenues and "Cost of energy" of $6,594 and $9,469 in the year ended December 31, 2017

[b] (Gains) in "Gains (losses) on investment securities"
[c] Increases in "Regulatory disallowances and restructuring costs"
[d] Increases in "Administrative and general"
[e] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR:	$(0.71)	$0.13	$(0.11)	$(0.69)
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	0.17	—	—	0.17
Regulatory disallowances and restructuring costs	0.62	(0.01)	—	0.61
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Loss related to previously disposed of activities	—	—	0.01	0.01
Cost to review strategic growth opportunities	—	—	0.01	0.01
Change in federal tax rate and other income tax adjustments	0.01	0.02	0.03	0.06
Total Adjustments	0.81	0.01	0.05	0.87
Ongoing Earnings (Loss)	$0.10	$0.14	$(0.06)	$0.18
Average Diluted Shares Outstanding: 80,078,310

Year Ended December 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.68	$0.64	$(0.25)	$1.07
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	0.20	—	—	0.20
Regulatory disallowances and restructuring costs	0.62	(0.01)	—	0.61
Pension expense related to previously disposed of gas distribution business	0.03	—	—	0.03
Loss related to previously disposed of activities	—	—	0.01	0.01
Cost to review strategic growth opportunities	—	—	0.02	0.02
Impairment of state tax credits	—	—	—	—
Change in federal tax rate and other income tax adjustments	0.01	0.02	0.03	0.06
Total Adjustments	0.86	0.01	0.06	0.93
Ongoing Earnings (Loss)	$1.54	$0.65	$(0.19)	$2.00
Average Diluted Shares Outstanding: 80,012,440

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR:	$(0.40)	$0.01	$(0.29)	$(0.68)
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	0.02	—	—	0.02
Net change in unrealized impairments of available-for-sale securities	(0.02)	—	—	(0.02)
Regulatory disallowances and restructuring costs	0.21	—	—	0.21
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Change in federal corporate income tax rate	0.37	0.10	0.25	0.72
Other income tax impairments and valuation allowances	0.03	—	0.01	0.04
New Mexico corporate income tax rate change	(0.02)	—	—	(0.02)
Recovery of prior year impairments in New Mexico general rate review	(0.04)	—	—	(0.04)
Total Adjustments	0.56	0.10	0.26	0.92
Ongoing Earnings (Loss)	$0.16	$0.11	$(0.03)	$0.24
Average Diluted Shares Outstanding: 80,169,385

Year Ended December 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.90	$0.44	$(0.34)	$1.00
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	0.02	—	—	0.02
Net change in unrealized impairments of available-for-sale securities	(0.02)	—	—	(0.02)
Regulatory disallowances and restructuring costs	0.21	—	—	0.21
Pension expense related to previously disposed of gas distribution business	0.03	—	—	0.03
Change in federal corporate income tax rate	0.37	0.10	0.25	0.72
Other income tax impairments and valuation allowances	0.03	—	0.01	0.04
New Mexico corporate income tax rate change	(0.02)	—	—	(0.02)
Recovery of prior year impairments in New Mexico general rate review	(0.04)	—	—	(0.04)
Total Adjustments	0.58	0.10	0.26	0.94
Ongoing Earnings (Loss)	$1.48	$0.54	$(0.08)	$1.94
Average Diluted Shares Outstanding: 80,141,447

PNM Resources, Inc. and Subsidiaries
Schedule 5
Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Year Ended December 31,
	2018	2017	2016
	(In thousands, except per share amounts)
Electric Operating Revenues	$1,436,613	$1,445,003	$1,362,951
Operating Expenses:
Cost of energy	399,726	407,479	380,596
Administrative and general	188,470	177,791	184,774
Energy production costs	149,477	137,450	146,187
Regulatory disallowances and restructuring costs	65,598	27,036	15,011
Depreciation and amortization	241,188	231,942	209,110
Transmission and distribution costs	76,434	71,576	66,227
Taxes other than income taxes	79,673	76,690	76,321
Total operating expenses	1,200,566	1,129,964	1,078,226
Operating income	236,047	315,039	284,725
Other Income and Deductions:
Interest income	15,540	15,916	22,293
Gains (losses) on investment securities	(17,176)	27,161	19,517
Other income	17,586	19,515	17,796
Other (deductions)	(15,696)	(24,247)	(20,524)
Net other income and deductions	254	38,345	39,082
Interest Charges	127,244	127,625	128,633
Earnings before Income Taxes	109,057	225,759	195,174
Income Taxes	7,775	130,340	63,278
Net Earnings	101,282	95,419	131,896
(Earnings) Attributable to Valencia Non-controlling Interest	(15,112)	(15,017)	(14,519)
Preferred Stock Dividend Requirements of Subsidiary	(528)	(528)	(528)
Net Earnings Attributable to PNMR	$85,642	$79,874	$116,849
Net Earnings Attributable to PNMR per Common Share:
Basic	$1.07	$1.00	$1.47
Diluted	$1.07	$1.00	$1.46